UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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OWL ROCK TECHNOLOGY FINANCE CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Subject: Upcoming Owl Rock BDC Special Meetings

Hi XX,

I hope you’re well.

I wanted to make sure you received the proxy materials for our upcoming special meetings which were distributed a few weeks ago, and check in on whether you had any questions about the proposals on the ballot since we have not received your vote. Copies of the proxy materials for each of our BDCs can be found online at https://owlrock.com/proxy/.

By way of background, the proposed business combination between Owl Rock Capital Group and Dyal Capital Partners would prompt an indirect change of control of the advisor to each of our BDCs. This would necessitate new advisory agreements, and as a result, we are requesting shareholder support to enter into those new agreements. The terms of these new agreements are identical to the existing agreements. It’s important to note the ability to close the business combination is dependent on BDC shareholder support for these proposals.

We’d very much appreciate your vote for these proposals at your earliest convenience. If you have any questions about them, I’ve copied Dana Sclafani, our Head of Investor Relations, and Will Martin, our Head of BDC Operations, who would be happy to help.

Thank you for your support,

XX